EXHIBIT 10.2
FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED
ADVISORY AGREEMENT

This First Amendment (this “Amendment”) to the Third Amended and Restated Advisory Agreement (the “Agreement”), is entered into as of October 3, 2019, and shall be effective as of the effective date of the Merger, simultaneously with the effectiveness of the Agreement, and is entered into by and among, CARTER VALIDUS MISSION CRITICAL REIT II, INC., a Maryland corporation (the “Company”), CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (the “Partnership”), CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“OP I”) and CARTER VALIDUS ADVISORS II, LLC a Delaware limited liability company.

WITNESSETH

WHEREAS, the parties to the Agreement desire to make certain clarifications to the fees payable to the Advisor pursuant to the Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 3.01.

The following is hereby added as paragraph (i) of Section 3.01:

(i)Notwithstanding any of the foregoing, any amount payable to the Advisor pursuant to Section 3.01(d), 3.01(e), 4.03(b) or 4.03(c) will be offset by any distributions the Advisor or any affiliate thereof receives, as a special limited partner of the Partnership or OP I. Moreover, the Advisor shall remit to the Company any amount it or an affiliate thereof receives as a special limited partner of the Partnership or OP I unless the Advisor would have been entitled to receive such amount pursuant to 3.01(d), 3.01(e), 4.03(b) or 4.03(c) but for the offset included in the prior sentence.

2.	Defined Terms. Capitalized terms used but not defined in this Amendment shall have the same meanings assigned to them in the Agreement.

3.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

4.
Continuation of Agreement. The Agreement and this Amendment shall be read together and shall have the same force and effect as if the provisions of the Agreement and this Amendment were contained in one document. Any provisions of the Agreement not amended by this Amendment shall remain in full force and effect as provided in the Agreement. In the event of a conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall control.

[Signature Page to First Amendment to the Third Amended and Restated Advisory Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CARTER VALIDUS MISSION CRITICAL REIT II, INC. By: /s/ Kay C. Neely Kay C. Neely Chief Financial Officer
CARTER VALIDUS ADVISORS II, LLC By: /s/ Kay C. Neely Kay C. Neely Chief Financial Officer
CARTER VALIDUS OPERATING PARTNERSHIP II, LP

   By: Carter Validus Mission Critical REIT II, Inc., its General Partner

By: /s/ Kay C. Neely
   Kay C. Neely
   Chief Financial Officer

CARTER/VALIDUS OPERATING PARTNERSHIP, LP

   By: Carter Validus Mission Critical REIT, Inc., its General Partner

By: /s/ Michael A. Seton
   Michael A. Seton
   Chief Executive Officer and President

[Signature Page to First Amendment to the Third Amended and Restated Advisory Agreement]